UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2014

ClubCorp Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-189912	20-5818205
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of incorporation)		Identification No.)

3030 LBJ Freeway, Suite 600 Dallas, Texas	75234
(Address of Principal Executive Offices)	(Zip Code)

(972) 243-6191
Registrant’s Telephone Number, Including Area Code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K is furnished by ClubCorp Holdings, Inc., a Nevada corporation (the “Company”), in connection with the matters described herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On February 7, 2014, the Compensation Committee (the “Committee”) of the Board of Directors of the Company, together with a subcommittee of the Committee (the “Subcommittee”), approved a form of Performance Restricted Stock Unit Agreement (the “PSU Agreement”) to be used when awards of Performance Restricted Stock Units (“PSUs”) are made to certain persons under the Amended and Restated ClubCorp Holdings, Inc. 2012 Stock Award Plan (the “Plan”). On the same date, the Committee and the Subcommittee also granted an aggregate of 111,610 PSUs to certain officers and employees (each a “participant”) of the Company pursuant to the Plan and the PSU Agreement, of which 69,410 of the PSUs were granted to executive officers, as set forth below, by the Subcommittee. No PSUs were granted to members of the Company’s Board of Directors, other than PSUs granted to Eric L. Affeldt in his capacity as the Company’s President and Chief Executive Officer. The number of PSUs issued under each grant represents the target number of PSUs that may be earned. If more than the target number of PSUs vest at the end of a performance period because the Company’s total shareholder return for that period exceeded the 50th percentile, additional shares will be issued under the Plan at that time.

The PSUs vest based on the Company’s total shareholder return as measured against the companies listed on the Standard & Poor Leisure Time Service Select Industry Index (the “Peer Group”) calculated as (i) the Company’s stock price at the end of the relevant performance period minus the Company’s stock price at the beginning of the applicable performance period, plus dividends and distributions made or declared (assuming such dividends or distributions are reinvested in the common stock of the Company or any company in the Peer Group) during the applicable performance period, divided by (ii) the Company’s stock price at the beginning of the applicable performance period, expressed as a percentage return. With respect to the February 7, 2014 grant, the PSUs will have two performance periods; one that begins on February 1, 2014 and ends on January 31, 2016 that relates to one-third of the target number of PSUs granted and an another that begins on February 1, 2014 and ends on January 31, 2017 that relates to the remaining two-thirds of the target number of PSUs granted. The total number of PSUs that vest at the end of each applicable performance period is determined based upon the Company’s total shareholder return ranking against the Peer Group as follows:

Company Total Shareholder Return Relative to Peer Group:	Payout as Percentage of Target Award*
90th percentile or above	175%
50th percentile	100%
30th percentile	50%
less than 30th percentile	0%
*Vesting between points shown above will be determined based on linear interpolation.

If the Company’s total shareholder return is negative, the maximum number of PSUs that may vest will be 100% of the target award for the applicable performance period. A participant generally must be employed on the last day of the applicable performance period to vest in the PSUs. However, if the participant dies or becomes disabled (as such term is defined in PSU Agreement) during the twelve month period immediately preceding the last day of the applicable performance period, the participant will vest in the number of PSUs determined in accordance with the table set forth above but prorated for the number of days the participant was employed during the applicable performance period. In all cases, PSUs will be settled in shares of common stock of the Company as soon as practicable following the date on which the Committee certifies in writing the Company’s total shareholder return and the payout percentage for the applicable performance period.

The above description of PSU Agreement is qualified in its entirety by reference to the text of the PSU Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

The following executive officers of the Company received the following PSU grants on February 7, 2014:

Name and Title	Number of PSUs
Eric L. Affeldt, President, Chief Executive Officer and Director	27,219
Curtis D. McClellan, Chief Financial Officer and Treasurer	9,527
Mark A. Burnett, Chief Operating Officer	13,610
James K. Walters, Executive Vice President of Sales & Revenue	6,805
Ingrid J. Keiser, General Counsel, Secretary and Executive Vice President of People Strategy	6,805
Daniel T. Tilley, Chief Information Officer and Executive Vice President	5,444

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits
The following document is attached as an exhibit to this Current Report on Form 8-K:

Exhibit Number	Description
10.1	Form of Performance Restricted Stock Unit Agreement under ClubCorp Holdings, Inc. 2012 Stock Award Plan

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 13, 2014	ClubCorp Holdings, Inc.

	By:	/s/ Curtis D. McClellan
Curtis D. McClellan
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Form of Restricted Stock Unit Agreement under ClubCorp Holdings, Inc. 2012 Stock Award Plan